Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor/Analyst Contact:	Media Contact:
Keith Sawottke, Senior Vice President and	Nathalee Stirling, 415-362-9930
Chief Financial Officer, RSC Holdings Inc.	Chenoa Taitt, 212-223-0682
480-905-3300	Brittany Bender, 212-223-0561
InvestorRelations@RSCRental.com
RSC REPORTS CONTINUED STRONG GROWTH IN SECOND QUARTER
•	Rental revenue growth of 13.1%

•	Adjusted EBITDA margin increases to 46.6%

•	Adjusted diluted EPS of $0.36

•	Record utilization rate of 73.9%

•	Return on Operating Capital Employed of 25%
Scottsdale, Arizona. – July 25, 2007 – RSC Holdings Inc. (NYSE:RRR) today announced results for the second quarter of 2007. Total revenues were $442.8 million and net income was $17.4 million, or $0.18 per diluted share. Excluding fees related to the termination of the monitoring agreement and debt prepayment costs in connection with the recent initial public offering, net income would have been $35.5 million, or $0.36 per diluted share.
“This represents our 16th consecutive quarter of rental revenue growth,” said Erik Olsson, President and CEO of RSC. “I am very pleased with how the Company continues to perform and expand its margins. We are executing our strategy of emphasizing our core rental operations through customer service, same store growth and investment in local markets, and have further strengthened our market position with year to date additions of 12 locations and 55 sales people.”
Rental revenues, which make up 87% of total revenues, grew 13.1% or $44.5 million to $384.6 million in the second quarter compared to $340.1 million in the prior period. This growth includes another quarter of strong same store rental revenue growth of 10.9% and the addition of eight new locations. Sales of used equipment decreased $12.4 million and sales of merchandise decreased $3.1 million in the second quarter in line with the Company’s strategic direction. Total revenues for the second quarter were $442.8 million compared to $413.8 million in the prior period, an increase of $29.0 million or 7.0%.
Adjusted EBITDA increased to $206.3 million in the second quarter compared to $182.9 million in the prior period, an increase of 12.8%. Adjusted EBITDA margin increased to 46.6% in the second quarter compared to 44.2% in the prior period.
Second quarter operating income of $100.9 million and net income of $17.4 million, or $0.18 per diluted share, include $20.0 million of fees related to the termination of the monitoring agreement, $4.6 million of prepayment penalty and the write-off of $5.0 million of deferred financing costs associated with the debt that was repaid in connection with the company’s recent initial public offering. Excluding these items, operating income would have been $120.9 million, increasing to 27.3% of total revenues from 26.7% in the prior period. Net income would have been $35.5 million, or $0.36 per diluted share compared to $49.7 million, or $0.15 per diluted share ($0.50 per diluted share on a pro forma share basis) in the prior period.
Through June 30, 2007, the Company reduced total debt by $260 million to $2,746 million. Free cash flow for the second quarter was $32.5 million compared to $6.4 million in the prior period.

Return on operating capital employed was 25% which exceeds the Company’s weighted average cost of capital. The return measures operating performance and capital efficiency and value is created when the return exceeds the weighted average cost of capital.
“RSC continues to enhance shareholder value through its dedicated employees, industry leading customer service and capital and operating efficiencies as evidenced by our growth and high returns,” said Olsson. “For example, through our customer driven and disciplined approach to fleet management our young and well maintained fleet has grown to $2.5 billion while achieving record fleet utilization of 73.9% in the second quarter.”
2007 Outlook
The near term demand from the non-residential and industrial sectors is expected to continue at current high levels. As a consequence, the Company anticipates the range of full year 2007 results for total revenues of $1.78 billion to $1.81 billion, net income per diluted share of $1.18 to $1.32 and adjusted EBITDA of $810 to $830 million. Excluding the items discussed above, adjusted net income per diluted share is expected to be $1.36 to $1.50 per diluted share.
Conference Call Information
RSC Holdings is holding a conference call today at 4:30 p.m. Eastern Standard Time.
To listen and view the webcast, please visit the investor relations portion of RSC Holdings Inc. website at www.RSCrental.com/Investor
To listen to the live call, dial:
Within the United States and Canada: 888.680.0879
Internationally: 617.213.4856
Conference ID # : 99010305
A replay of the conference call will be available through August 23, 2007.
To access the replay dial:
Within the United States and Canada: 888.268.8010
Internationally: 617.801.6888
Conference ID # : 83462196
A replay of the webcast will also be available at www.RSCrental.com/Investor
About RSC
RSC Equipment Rental is one of the largest equipment rental providers in North America servicing the construction and industrial markets with an original cost of over $2.5 billion in rental equipment. RSC offers superior levels of equipment availability, reliability and service to customers through an integrated network of over 465 rental locations in 39 US states and four Canadian provinces. With over 5,300 employees committed to continuous safety and 24/7 customer care, RSC delivers the loyal customer support needed to build the future. Based in Scottsdale, Ariz., additional information about RSC is available at RSCrental.com.
Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “seek”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.
The Company cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the Company’s final prospectus dated May 23, 2007 on Form 424B4, relating to the initial public offering of its common stock, as filed with the United States Securities and Exchange Commission, or the “SEC”, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements.

Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information including adjusted operating income, adjusted net income, adjusted net income per diluted share, adjusted EBITDA and free cash flow. None of these financial measures are recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Adjusted Operating Income, Net Income and Net Income per Diluted Share GAAP Reconciliation,” “Adjusted EBITDA GAAP Reconciliation” and “Free Cash Flow GAAP Reconciliation” included at the end of this release. Additionally, explanations of these Non-GAAP measures are provided in Annex A.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Change	June 30,		Change
	2007	2006	%	2007	2006	%
Revenues:
Equipment rental revenue	$384,646	$340,102	13.1%	$732,621	$642,226	14.1%
Sale of merchandise	20,389	23,537	(13.4)	40,987	48,188	(14.9)
Sale of used rental equipment	37,793	50,183	(24.7)	75,567	109,299	(30.9)

Total revenues	442,828	413,822	7.0	849,175	799,713	6.2

Cost of revenues:
Cost of equipment rentals, excluding depreciation	159,974	144,751	10.5	315,983	285,207	10.8
Depreciation – rental equipment	71,517	63,690	12.3	140,068	120,289	16.4
Cost of merchandise sales	12,448	14,096	(11.7)	24,800	29,601	(16.2)
Cost of used rental equipment sales	26,949	38,389	(29.8)	53,892	83,411	(35.4)

Total cost of revenues	270,888	260,926	3.8	534,743	518,508	3.1

Gross profit	171,940	152,896	12.5	314,432	281,205	11.8

Operating expenses:
Selling, general, and administrative	38,100	33,158	14.9	70,689	65,004	8.7
Management fees (a)	21,500	—		23,000	—
Depreciation and amortization – nonrental equipment	11,453	9,341	22.6	22,309	18,433	21.0

Total operating expenses	71,053	42,499	67.2	115,998	83,437	39.0

Operating income	100,887	110,397	(8.6)	198,434	197,768	0.3
Interest expense, net (b)	72,689	24,628	195.1	136,889	47,276	189.6
Other income, net	(291)	(48)	506.3	(202)	(209)	(3.3)

Income before provision for income taxes	28,489	85,817	(66.8)	61,747	150,701	(59.0)
Provision for income taxes	11,064	32,105	(65.5)	24,079	55,819	(56.9)

Net income	$17,425	$53,712	(67.6)	$37,668	$94,882	(60.3)

Preferred dividends	—	(3,998)		—	(7,997)

Net income available for common stockholders	$17,425	$49,714		$37,668	$86,885

Weighted average shares outstanding used in computing net income per common share:
Basic	96,005	330,697		93,326	330,697

Diluted	97,471	330,697		94,829	330,697

Net income per common share:
Basic and diluted	$0.18	$0.15		$0.40	$0.26

Adjusted net income per common share (c):
Basic	$0.37	$0.15		$0.60	$0.26

Diluted	$0.36	$0.15		$0.59	$0.26

Other operational data:
Utilization (d)	73.9%	71.9%
Average fleet age (months)	24.9	25.4
Same store rental revenue growth (d)	10.9%	21.7%
Employees (d)	5,320	5,094

(a)	Management fees for the three and six months ended June 30, 2007 includes the $20.0 million termination fee paid to the Sponsors as a result of terminating our monitoring agreement on the May 29, 2007 closing of our initial public offering.

(b)	Interest expense for the three and six months ended June 30, 2007 includes a $4.6 million prepayment penalty related to the $230.7 million repayment of Senior Term Facility debt and the write-off of $5.0 million of deferred financing costs associated with the repayment.

(c)	Refer to attached Adjusted Operating Income, Net Income and Net Income per Diluted Share GAAP Reconciliation.

(d)	Refer to attached Statistical Measures for descriptions.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$3,345	$46,188
Accounts receivable, net	282,830	268,383
Inventory	19,065	18,489
Rental equipment, net	1,873,102	1,738,670
Property and equipment, net	189,526	170,192
Goodwill	925,621	925,621
Deferred financing costs	59,493	67,915
Other assets	76,557	90,498

Total assets	$3,429,539	$3,325,956

Liabilities and Stockholders’ Deficit
Accounts payable	$333,109	$296,086
Accrued expenses and other liabilities	174,558	163,996
Debt	2,746,400	3,006,426
Deferred income taxes	304,243	294,081

Total liabilities	3,558,310	3,760,589
Total stockholders’ deficit	(128,771)	(434,633)

Total liabilities and stockholders’ deficit	$3,429,539	$3,325,956

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income	$37,668	$94,882
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	162,377	138,722
Amortization of deferred financing costs	8,945	—
Share-based compensation expense	1,872	959
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	(23,388)	(25,888)
Deferred income taxes	10,450	39,208
Changes in operating assets and liabilities	85,447	101,075

Net cash provided by operating activities	283,371	348,958

Cash flows from investing activities:
Purchases of rental equipment	(329,974)	(461,322)
Purchases of property and equipment	(13,696)	(12,466)
Proceeds from sales of rental equipment	75,567	109,299
Proceeds from sales of property and equipment	7,079	9,737

Net cash used in investing activities	(261,024)	(354,752)

Cash flows from financing activities:
Net (payments on) proceeds from debt	(291,757)	6,048
Proceeds from the issuance of common stock	255,064	—
Dividends paid	—	(7,997)
Other	(28,455)	1,108

Net cash used in financing activities	(65,148)	(841)

Effect of foreign exchange rates on cash	(42)	154

Net decrease in cash and cash equivalents	(42,843)	(6,481)
Cash and cash equivalents at beginning of period	46,188	7,134

Cash and cash equivalents at end of period	$3,345	$653

Supplemental disclosure of cash flow information:
Cash paid for interest	$128,803	$15,131

Supplemental schedule of non-cash investing and financing activities:
Purchase of assets under capital lease obligations	$31,731	$38,786

RSC HOLDINGS INC. AND SUBSIDIARIES
Rental Revenue Growth Bridge
(in thousands)

	Rental Revenues
	Three Months Ended	Six Months Ended
	June 30,	June 30,
2006	$340,102	$642,226

Changes:
Volume	12.5%	12.9%
Price	0.5%	1.2%
Currency	0.1%	0.0%

2007	$384,646	$732,621

Annex A
Adjusted operating income, adjusted net income and adjusted net income per common share. The non-GAAP financial information of adjusted operating income, adjusted net income, and adjusted net income per common share reflect the Company’s results excluding $20.0 million of fees related to the termination of the monitoring agreement, $4.6 million of prepayment penalty and $5.0 million of deferred financing costs associated with the debt that was repaid in connection with the company’s recent initial public offering in May 2007. Management believes that adjusting for these items provides useful measures to help investors better assess and understand the Company’s operating performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of RSC Holdings’ normal operating results. However, analysis of results and outlook on a non-GAAP basis should be used in addition to, and not as an alternative to, data presented in accordance with GAAP.
EBITDA and Adjusted EBITDA. EBITDA, a supplemental non-GAAP financial measure, is consolidated net income before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is a non-GAAP financial measure and means “EBITDA” as defined in the senior asset-backed loan facility and senior second-lien term loan facility of RSC Equipment Rental, Inc., which is RSC Holding’s primary operating company. Adjusted EBITDA is generally consolidated net income before net interest expense, income taxes, and depreciation and amortization and before certain other items, including share-based compensation, management fees and recapitalization expenses. All companies do not calculate EBITDA and Adjusted EBITDA in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies.
The Company presents EBITDA and Adjusted EBITDA in this release because it believes these calculations are useful to investors in evaluating our ability to service debt and as tools to evaluate our financial performance. However, EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and when analyzing the Company’s performance, investors should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative to, net income or net cash provided by operating activities as defined under GAAP.
Free cash flow. The Company defines free cash flow as net cash provided by operating activities less net capital expenditures. All companies do not calculate free cash flow in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies. We believe free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital needs. However, free cash flow is a non-GAAP measure and should be used in addition to, and not as an alternative to, data presented in accordance with GAAP.
The accompanying tables reconcile the GAAP financial measures that are most directly comparable to these non-GAAP financial measures.

RSC HOLDINGS INC. AND SUBSIDIARIES
Adjusted Operating Income, Net Income and Net Income per Diluted Share GAAP Reconciliation
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating income	$100,887	$110,397	$198,434	$197,768
Monitoring agreement termination fees (a)	20,000	—	20,000	—

Adjusted operating income	$120,887	$110,397	$218,434	$197,768

(adjusted operating income as a percentage of total revenues)	27.3%	26.7%	25.7%	24.7%

Net income available for common stockholders	$17,425	$49,714	$37,668	$86,885
Monitoring agreement termination fees (a)	20,000	—	20,000	—
Debt repayment costs (b)	9,570	—	9,570	—
Tax impact of adjustments	(11,484)	—	(11,484)	—

Adjusted net income available for common stockholders	$35,511	$49,714	$55,754	$86,885

Weighted average shares outstanding used in computing net income per common share:
Basic	96,005	330,697	93,326	330,697

Diluted	97,471	330,697	94,829	330,697

Adjusted net income per common share:
Basic	$0.37	$0.15	$0.60	$0.26

Diluted	$0.36	$0.15	$0.59	$0.26

Pro forma weighted average shares outstanding used in computing net income per common share (c):
Basic and diluted		100,147		100,147

Pro forma net income per common share:
Basic and diluted		$0.50		$0.87

(a)	Represents $20.0 million termination fee paid to Sponsors as a result of terminating our monitoring agreement on the May 29, 2007 closing of our initial public offering.

(b)	Represents a $4.6 million prepayment penalty related to the $230.7 million repayment of Senior Term Facility debt and the write-off of $5.0 million of deferred financing costs associated with the repayment.

(c)	Share amounts are presented on a pro forma basis for both the November 2006 Recapitalization and the May 2007 Initial Public Offering to reflect the changes in the Company’s capital structure as a result of those transactions.

RSC HOLDINGS INC. AND SUBSIDIARIES
Adjusted EBITDA GAAP Reconciliation
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income	$17,425	$53,712	$37,668	$94,882
Depreciation of rental equipment and amortization of non-rental	82,970	73,031	162,377	138,722
Interest expense, net	72,689	24,628	136,889	47,276
Provision for income taxes	11,064	32,105	24,079	55,819

EBITDA	$184,148	$183,476	$361,013	$336,699

Adjustments:
Share-based compensation	936	(544)	1,872	959
Other income, net	(291)	(48)	(202)	(209)
Management fees	21,500	—	23,000	—

Adjusted EBITDA	$206,293	$182,884	$385,683	$337,449

(Adjusted EBITDA as a percentage of total revenues)	46.6%	44.2%	45.4%	42.2%
RSC HOLDINGS INC. AND SUBSIDIARIES
Free Cash Flow GAAP Reconciliation
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net cash provided by operating activities	$227,208	$244,669	$283,371	$348,958
Purchases of rental equipment	(229,549)	(286,632)	(329,974)	(461,322)
Purchases of property and equipment	(5,827)	(5,998)	(13,696)	(12,466)
Proceeds from sales of rental equipment	37,793	50,183	75,567	109,299
Proceeds from sales of property and equipment	2,915	4,163	7,079	9,737

Free Cash Flow	$32,540	$6,385	$22,347	$(5,794)

Statistical Measures
Return on Operating Capital Employed is calculated by dividing operating income (excluding transaction costs and management fees) for the preceding twelve months by the average operating capital employed for the same period. For purposes of this calculation average operating capital employed is considered to be all assets other than cash, deferred tax assets and goodwill, less all liabilities other than debt and deferred tax liabilities.
Weighted average cost of capital is a calculation of a firm’s cost of capital in which each category of capital is proportionately weighted.
Utilization is defined as the average dollar value of equipment rented by customers (based on original equipment cost) for the relevant period divided by the aggregate dollar value of all equipment (based on original cost) for all equipment.
Same store rental revenue growth is calculated as the year over year change in rental revenue for stores that are open at the end of the period and have been operating under the Company’s direction for more than 12 months.
Employee count is given at the end of the period indicated and the data reflect the actual head count as of each period.